                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENTS
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Filed by the Registrant |X|
        Filed by a party other than the Registrant |_|

        Check the appropriate box:

        |_| Preliminary Proxy Statement
        |_| Confidential, for Use of the Commission Only (as permitted by
            Rule 14a-6(e)(2))
        |X| Definitive Proxy Statement
        |_| Definitive Additional Materials
        |_| Soliciting Material Pursuant to ss. 240.14a-12

                   -------------------------------------------

                            ARROW INTERNATIONAL, INC.

                (Name of Registrant as Specified in Its Charter)

                   -------------------------------------------

Payment of Filing Fee (Check the appropriate box):

  |X| No fee required.
  |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies: N/A
      (2) Aggregate number of securities to which transaction applies: N/A
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1 N/A
      (4) Proposed maximum aggregate value of transaction: N/A
      (5) Total fee paid: N/A

          1 Set forth the amount on which the filing fee is calculated and state how it was determined.

  |_| Fee paid previously with preliminary materials.

  |_| Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-1l(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:
      (2) Form, Schedule or Registration Statement No.:
      (3) Filing Party:
      (4) Date Filed:

                            ARROW INTERNATIONAL, INC.
                               2400 BERNVILLE ROAD
                           READING, PENNSYLVANIA 19605

                              ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 21, 2004


To Our Shareholders:

     The Annual Meeting of Shareholders of Arrow International, Inc. will be held at the Company's corporate headquarters at 2400 Bernville Road, Reading, Pennsylvania at 4:00 p.m. on January 21, 2004 for the following purposes:

     (1)  To elect three directors;

     (2) To act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending August 31, 2004; and

     (3) To transact such other business, if any, as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on November 28, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

     YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DECIDE TO ATTEND THE ANNUAL MEETING.

                                            By Order of the Board of Directors,

                                            T. Jerome Holleran,
                                            Secretary


December 19, 2003
Reading, Pennsylvania

                                 PROXY STATEMENT

                       2004 ANNUAL MEETING OF SHAREHOLDERS

                                       OF

                            ARROW INTERNATIONAL, INC.

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Arrow International, Inc. for the Annual Meeting of Shareholders to be held on January 21, 2004, or any adjournments thereof.

     The Board of Directors has fixed the close of business on November 28, 2003 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting. On that date there were 43,429,523 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of Common Stock is required to establish a quorum at the Annual Meeting. The affirmative vote of a plurality of the votes cast is required for the election of directors. The affirmative vote of a majority of the votes cast is required to ratify the appointment of independent accountants for fiscal 2004. Shares represented by proxies will be voted in accordance with the specifications made on the proxy card by the shareholder.

     With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will be excluded entirely from the vote and will have no effect on the outcome of the voting. With regard to the ratification of the appointment of independent accountants, abstentions may be specified. Since the affirmative vote of a majority of the votes cast is required to ratify the appointment of independent accountants, an abstention with respect to such proposal will have the same effect as a vote against such proposal. Any proxy not specifying the contrary will be voted in the election of directors for each of the Board of Directors' nominees and in favor of the proposal to ratify the appointment of independent accountants. A shareholder giving a proxy has the right to revoke it by a duly executed proxy bearing a later date, by attending the Annual Meeting and voting in person, or by otherwise notifying the Company prior to the Annual Meeting. Under applicable Pennsylvania law, broker non-votes (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter as to which the brokers or nominees do not have discretionary power) may be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining whether any non-discretionary proposals to be voted upon at the Annual Meeting have been approved. The Company believes that the proposals to be considered at the Annual Meeting are proposals in respect of which brokers and other nominees typically have discretionary power. Accordingly, unless one or more beneficial owners of the Common Stock have withheld discretionary authority from their brokers or nominees in respect of these types of proposals, the Company does not anticipate that there will be any broker non-votes in respect of such proposals. If there are any broker non-votes in respect of the proposals, however, the Company intends to treat such broker non-votes as stated above.

     The mailing address of the principal executive offices of the Company is P.O. Box 12888, 2400 Bernville Road, Reading, Pennsylvania 19612. This Proxy Statement and the enclosed proxy card are being furnished to shareholders on or about December 19, 2003.

                       PROPOSAL I - ELECTION OF DIRECTORS

     The Board of Directors of the Company is currently composed of ten directors, although up to 12 directors are permitted by the Company's Restated Articles of Incorporation and By-Laws. Under the Company's Restated Articles of Incorporation and By-laws, the Board is divided into four classes, as nearly equal in number as possible. At each Annual Meeting of Shareholders, directors constituting one class are elected for a four-year term (or for such lesser term as may be specified in the proxy statement furnished in connection therewith). The Board of Directors has nominated T. Jerome Holleran, R. James Macaleer and Alan M. Sebulsky, each of whom is currently a director, for election to the Board of Directors. Each of the nominees for election to the Board has been approved and recommended for nomination by a majority of the directors of the Company who are "independent" as defined in the Marketplace Rules of the National Association of Securities Dealers, Inc. (the "NASD"), which regulates companies, like the Company, whose stock is traded on The Nasdaq Stock Market.

     If elected, each of Messrs. Holleran, Macaleer and Sebulsky will serve until the Annual Meeting of Shareholders to be held in 2008, or until such time as their respective successors are elected. The remaining directors will continue to serve as set forth below.

     The Board believes that each of the nominees will be available and able to serve as a director. If a nominee is unable to serve, the shares of Common Stock represented by all valid proxies will be voted for the election of such substitute as the Board may recommend, the Board may reduce the number of directors to eliminate the vacancy or the Board may fill the vacancy at a later date after selecting an appropriate nominee.

     Certain information concerning the nominees and those directors whose terms of office will continue following the Annual Meeting is set forth in the following table:

                                          PRINCIPAL OCCUPATION, BUSINESS
NAME                               AGE     EXPERIENCE AND DIRECTORSHIP
----                               ---     ---------------------------

Nominees For Terms Expiring in 2008

T. Jerome Holleran                 67     Secretary and a director of the Company since it was founded in 1975 and, until September 1997, a Vice President of the
                                          Company. Chairman of the Board of Directors of Precision
                                          Medical Products, Inc. ("PMP"), a former subsidiary of Arrow
                                          Precision Products, Inc. ("Precision"), a corporation
                                          formerly controlled by principal shareholders of the Company until its dissolution in May 2002, since October 1999; Chief
                                          Executive Officer of PMP since July 1996 and President of
                                          PMP from July 1996 to October 1999. PMP manufactures and
                                          markets certain non-catheter medical products and was sold in August 1997 to a group of management employees of
                                          Precision (including Mr. Holleran). From February 1986 to
                                          September 1997, Vice President, Chief Operating Officer and
                                          a director of

                                      -2-


                                          Precision. President of Endovations, Inc., a former
                                          subsidiary of Precision that manufactured and marketed
                                          certain gastroenterological medical products
                                          ("Endovations"), from 1991 until the sale in June 1996 of a portion of Endovations' business to the Company and the
                                          remainder to an unrelated third party. From 1971 to 1975,
                                          Director of Business Planning-Textile Divisions of Rockwell
                                          International Corporation and a Marketing Manager of the
                                          Arrow Products Division of Rockwell International
                                          Corporation, the Company's predecessor (the "Rockwell
                                          Division"). From 1969 to 1971, consultant with the
                                          management consulting firm of Booz, Allen and Hamilton.

R. James Macaleer                  69     Director of the Company since January 1998. Chairman of the
                                          Board of Shared Medical Systems Corporation, a provider of computer-based information systems and associated services to the health industry in North America and Europe ("SMS"), from 1969 to November 1997, and Chief Executive Officer of
                                          SMS from 1969 to August 1995. Also, a director of Precision until its dissolution in May 2002.

Alan M. Sebulsky                   44     Director of the Company since January 1997. Managing Partner and Portfolio Manager of Apothecary Capital LLC, an
                                          investment advisory firm specializing in health care, since
                                          April 2003. Independent investor and consultant from May
                                          2002 to March 2003. Managing Director from March 2000 to
                                          January 2002 and Executive Vice President and principal from
                                          July 1994 to March 2000 of Lincoln Capital Management, a
                                          private investment management firm based in Chicago,
                                          Illinois, with responsibility for investments in the health care industry. From 1988 to May 1994, Managing Director at
                                          Morgan Stanley & Company, an international investment
                                          banking and brokerage firm, with responsibility for equity research in the pharmaceutical and medical device
                                          industries. From 1982 to 1988, held various positions at T.
                                          Rowe Price & Associates, an investment management firm, the latest as Vice President, with responsibility for health
                                          care investment analysis and portfolio management.

DIRECTORS WHOSE TERMS EXPIRE IN 2005

Carl G. Anderson, Jr.              58     Chairman of the Board and Chief Executive Officer of the
                                          Company since September 1, 2003, and a director of the
                                          Company since January 1998. Vice Chairman of the Board and
                                          General Manager, Critical Care Business of the Company from
                                          January 2002 to August 31, 2003. President and Chief
                                          Executive Officer of ABC School Supply, Inc., a manufacturer and marketer of materials

                                      -3-


                                          and equipment for public and private schools, from May 1997 to December 2001. Consultant with the New England Consulting
                                          Group, a general management and marketing consulting
                                          company, from May 1996 to May 1997. Vice President, General
                                          Manager, Retail Consumer Products of James River
                                          Corporation, a multinational company engaged in the
                                          development, manufacture and marketing of paper-based
                                          consumer and commercial products ("James River"), from
                                          August 1994 to March 1996, and Vice President, Marketing,
                                          Consumer Brands of James River from May 1992 to August 1994.
                                          From 1984 to May 1992, served in various capacities with
                                          Nestle Foods Corporation, the latest as Vice President,
                                          Division General Manager, Confections. Prior thereto, served in several marketing capacities with Procter & Gamble.
                                          Director of Carpenter Technology Corporation, a manufacturer of specialty steel.

John E. Gurski                     62     Director of the Company since January 1997. Corporate Vice
                                          President of AMP Incorporated, a multinational company
                                          engaged in the development, manufacture and marketing of
                                          systems for electrical and electronic applications ("AMP"), from 1989 to January 1999. President, Europe, Middle East
                                          and Africa of AMP from July 1995 to December 1996, and
                                          President, Global Operations of AMP from January 1997 to
                                          January 1999. Corporate Vice President, Europe of AMP from
                                          September 1993 to July 1995 and Corporate Vice President,
                                          Business & Operations Planning International of AMP from
                                          January 1992 to September 1993. Corporate Vice President,
                                          Capital Goods Business Sector of AMP from 1989 to January
                                          1992 and Divisional Vice President, Operations of AMP from
                                          1987 to 1989. From 1972 to 1987, served in various
                                          manufacturing and operating capacities with AMP. Prior
                                          thereto, was employed by General Motors Corporation.

Marlin Miller, Jr.                 71     Director of the Company since it was founded in 1975.
                                          Chairman of the Board of Directors of the Company from
                                          January 1999, and Chief Executive Officer of the Company
                                          from 1975 until his retirement from the Company on August
                                          31, 2003, and President of the Company from 1975 to January
                                          1999. From 1972 to 1975, Vice President and a director of
                                          Connors Investor Services, a research and investment
                                          management firm. From 1959 to 1972, served in several
                                          capacities with Glen Gery Corporation, a manufacturer of
                                          building products, the latest as Executive Vice President
                                          and a director. Director of Carpenter Technology
                                          Corporation, a manufacturer of specialty steel, until his
                                          retirement from this position in October 2002. Also, a
                                          director of

                                      -4-

                                          Precision until its dissolution in May 2002.

DIRECTORS WHOSE TERMS EXPIRE IN 2006

Raymond Neag                       72     Director of the Company since it was founded in 1975. Vice
                                          Chairman of the Company from January 1999 until his
                                          retirement in October 1999, Executive Vice President of the
                                          Company from April 1992 to January 1999 and Senior Vice
                                          President of the Company from 1975 to April 1992. From 1973 until joining the Company, General Manager of the Rockwell
                                          Division. From 1971 to 1973, President of Teledyne Dental
                                          Products, a manufacturer of dental products and a division of Teledyne, Inc. Prior to 1971, Vice President and Director
                                          of Marketing of Sherwood Medical, Inc., a medical device
                                          company. Also, Secretary and a director of Precision until its dissolution in May 2002.

Richard T. Niner                   64     Director of the Company since 1982. General partner since
                                          January 1999 of Wind River Associates L.P., a private
                                          investment partnership. General partner since 1988 of
                                          Brynwood Management II L.P., the general partner of a
                                          private investment partnership based in Greenwich,
                                          Connecticut. Director of Hurco Companies, Inc., a
                                          manufacturer and marketer of computer numerical controls
                                          ("CNC") and CNC machine tools. Also, a director of Precision until its dissolution in May 2002.

DIRECTORS WHOSE TERMS EXPIRE IN 2007

John H. Broadbent, Jr.             65     Director of the Company since it was founded in 1975. Vice
                                          President - Finance and Treasurer of the Company from 1975 until his retirement in August 1998. From 1966 to 1975,
                                          served in several capacities with Carpenter Technology
                                          Corporation, a specialty steel manufacturer, the latest as
                                          Manager-Market Planning & Development. From 1964 to 1966,
                                          consultant in the Management Advisory Services Department of the international accounting firm of Price Waterhouse & Co.
                                          Also, Vice President, Finance, Treasurer and a director of
                                          Precision until its dissolution in May 2002.

George W. Ebright                  65     Director of the Company since October 1993. Director of
                                          Cytogen Corporation, a biopharmaceutical company engaged in the development of diagnostic and therapeutic substances for human health care applications ("Cytogen"), from February
                                          1989 until May 1995. Chairman of the Board of Cytogen from
                                          February 1990 to January 1995 and President from February
                                          1989 to August 1991. Prior thereto, President and Chief
                                          Operating Officer and a director of SmithKline Beckman

                                      -5-


                                          Corporation, a health care and life services company engaged in the marketing of a broad line of prescription and
                                          proprietary products for human and animal health care, as
                                          well as diagnostic and analytical products and services.
                                          From 1963 through 1987, held several senior management
                                          positions with SmithKline & French Laboratories and two of its divisions. Director of NABI, Inc., a biopharmaceutical company which develops products for the prevention and
                                          treatment of infectious diseases, and The West Company, a
                                          supplier of specialized packaging systems to the health care and consumer products industries. Also, a director of
                                          Precision until its dissolution in May 2002.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors conducts its business through meetings of the Board and through activities of its committees. The Board of Directors has determined that each of Messrs. Broadbent, Ebright, Gurski, Macaleer, Neag, Niner and Sebulsky is an independent director, as defined in the Marketplace Rules of the NASD, for the reason that none of these persons is a director who:

     o is, or during the past three years was, employed by the Company or by any subsidiary of the Company;

     o accepted, or who has a relative by blood, marriage or adoption or who has the same residence as such director (a "Family Member") who accepted, any payments from the Company or any subsidiary of the Company in excess of $60,000 during fiscal 2003 or any of the past three fiscal years, other than compensation for service on the Board, payments arising solely from investments in the Company's securities or, in the case of Messrs. Broadbent and Neag, benefits under a tax-qualified retirement plan or non-discretionary compensation;

     o is a Family Member of an individual who is, or during the past three years was, employed by the Company or by any subsidiary of the Company as an executive officer;

     o is a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, in fiscal 2003 or any of the past three fiscal years;

     o is employed as an executive officer of another entity where any of the executive officers of the Company serve on the compensation committee of such other entity, and no such relationship existed during fiscal 2003 or any of the past three years; or

     o is or was a partner or employee of the Company's independent auditors, and worked on the Company's audit, during fiscal 2003 or any of the past three years.

     The Board of Directors held four meetings during fiscal 2003. All of the directors attended at least 75% of the meetings of the Board and any committee on which they served during fiscal 2003. The committees of the Board currently are the Audit Committee and the Human Resources Committee. Each of these committees has a written charter that may be found on the Company's website at http://www.arrowintl.com. The Board recently amended the charters of both the Audit Committee and the Human Resources Committee in response to new requirements of the Sarbanes-Oxley Act of 2002 and related rules and regulations issued by the Securities and Exchange Commission (the "SEC") and the NASD. The charters of the Audit Committee and the Human Resources Committee are also attached to this Proxy Statement as ATTACHMENTS A and B, respectively.

     The primary function of the Audit Committee is to assist the Company's Board of Directors in its oversight of the integrity of the Company's financial statements and internal controls, its compliance with legal and regulatory requirements, the qualification and independence of the Company's independent auditors, and the performance of its internal audit function and independent auditors. In discharging its duties, the Audit Committee, among other things, reviews with the Company's management and outside auditors the Company's audited financial statements to be included in its Annual Report on Form 10-K and its interim financial statements to be included in its Quarterly Reports on Form 10-Q, assesses the effectiveness and adequacy of the Company's internal accounting controls system and audit procedures, reviews corporate compliance policies and evaluates the independence of, approves the audit and non-audit services provided by, and has the ultimate authority and responsibility to select or nominate for shareholder approval, the firm to be appointed as independent accountants to audit the Company's financial statements. The members of the Audit Committee currently are John H. Broadbent, Jr., Richard T. Niner, who acts as Chairman of the Committee, and Alan M. Sebulsky. The Board of Directors has determined that each of these persons is qualified to serve on the Audit Committee in accordance with the criteria specified in rules and regulations issued by the SEC and the NASD for the reason that: (a) each of them is an independent director, as stated above; (b) none of them, other than in his capacity as a member of the Audit Committee, the Board of Directors or any other Board committee:

     o accepts any consulting, advisory or other compensatory fee from the Company, other than, in the case of Mr. Broadbent, the receipt of fixed amounts of compensation under the Company's retirement plans for prior service with the Company, which compensation is not contingent in any way on his continued service; or

     o is an affiliated person of the Company or any subsidiary of the Company;

(c) none of them owns or controls 20% or more of the Company's voting securities; and (d) each of them is able to read and understand financial statements, including the Company's balance sheet, income statement and cash flow statement. In addition, the Board of Directors has determined that Mr. Broadbent is qualified to serve as the "audit committee financial expert" of the Company as defined in Item 401(h) of SEC Regulation S-K. The Audit Committee met seven times during the fiscal year ended August 31, 2003.

     The Human Resources Committee reviews and recommends to the Company's Board of Directors for approval the compensation for the Company's Chief Executive Officer and all of its other executive officers, including salaries, bonuses and grants of awards under, and administration of, the Company's stock incentive plans. The Human Resources Committee, among other things, reviews and recommends to the Board employees to whom awards will be made under the Company's stock incentive plans, determines the number of shares to be optioned or awarded, and the time, manner of exercise and other terms of the awards. The Human Resources Committee also currently functions as the corporate governance committee of the Board of Directors and, in such capacity, oversees the Company's corporate governance and the organization and procedures of the Board, including, among other matters, the size and composition of the Board and its committees. The members of the Human Resources Committee currently are George W. Ebright, who acts as Chairman of the Committee, John E. Gurski and R. James Macaleer, each of whom is an independent director as defined in the Marketplace Rules of the NASD. The Human Resources Committee met four times during the fiscal year ended August 31, 2003.

COMPENSATION OF DIRECTORS

     The Company's directors who are not officers or employees of the Company received a quarterly fee of $4,000 for Board membership in fiscal 2003, a fee of $1,000 for attendance at each Board meeting and a fee of $500 for attendance at each committee meeting. Directors are reimbursed for reasonable expenses incurred in connection with attending Board and committee meetings. The Chairmen of the Audit Committee and the Human Resources Committee each receive an additional fee of $2,000 per year.

     To promote the Company's ability to attract and retain outside directors and to provide them with an incentive to maintain and enhance the Company's long-term performance, stock awards are made to directors who are not also employees or consultants of the Company. The stock awards are made pursuant to the Company's Directors Stock Incentive Plan in the form of non-qualified stock options. The plan was approved by the Company's shareholders at the Company's Annual Meeting of Shareholders held on January 17, 1996, on which date the plan became effective, and amendments to the plan were approved by the Company's shareholders at the Company's Annual Meeting of Shareholders held on January 19, 2000, on which date these amendments became effective. Upon an eligible director's first election to the Board, such eligible director receives options to purchase 10,000 shares of Common Stock and, on the date each year when directors are elected to the Board, eligible directors receive options to purchase an additional 3,000 shares of Common Stock. The exercise price for each option is equal to the fair market value of the Common Stock on the date of grant. Each option has a term of ten years from the date of grant and vests on the first anniversary of the date of grant. The numbers of shares underlying option awards under the plan and the exercise prices applicable to such awards have in each case been adjusted to reflect the two-for-one split of the Common Stock effected on August 15, 2003.

     The amendments to the Company's Directors Stock Incentive Plan approved by the Company's shareholders at its 2000 Annual Meeting of Shareholders enabled non-employee directors who were shareholders of the Company at the time of the Company's initial public offering on June 9, 1992 to be eligible to receive stock awards under the plan, whereas previously such directors were not so eligible. In addition, these amendments to the plan enabled eligible directors to receive options to purchase 3,000 shares of Common Stock on the date each year when directors are elected to the Board, instead of the 1,000 shares previously provided for under the plan.

     On January 15, 2003, the date of the Company's 2003 Annual Meeting of Shareholders, in accordance with the amended terms of the plan, each of the directors of the Company, with the exception of Marlin Miller, Jr., who was then Chairman and Chief Executive Officer of the Company, and Carl G. Anderson, Jr., who was then Vice Chairman and General Manager, Critical Care Business of the Company, was granted options under the plan to purchase 3,000 shares of Common Stock, in each case at an exercise price of $20.525, the closing price per share of the Common Stock on such date as reported on The Nasdaq Stock Market, as adjusted to reflect the August 15, 2003 two-for-one split of the Common Stock. In accordance with the amended terms of the plan, on the date of the Annual Meeting, each of the directors of the Company, with the exception of Mr. Anderson, will receive options to purchase an additional 3,000 shares of Common Stock, in each case at an exercise price which is equal to the closing price per share of the Common Stock on such date as reported on The Nasdaq Stock Market.

CORPORATE GOVERNANCE

     The Company has adopted corporate governance policies and practices in compliance with the new requirements of the Sarbanes-Oxley Act of 2002 and related rules and regulations issued by the SEC and the NASD, including:

          o A majority of the members of the Company's Board of Directors are independent of the Company and its management;

          o All members of the committees of the Board - the Audit Committee and the Human Resources Committee - are independent;

          o The independent members of the Company's Board of Directors meet regularly without the presence of management;

          o The Company has adopted a code of business conduct that applies to all of its directors, officers and other employees and is monitored by its human resources department;

          o The charters of the committees of the Board clearly establish their respective roles and responsibilities;

          o The Company's Audit Committee is in the process of implementing procedures for the anonymous submission of employee complaints on accounting, internal controls or auditing matters, which the Company expects will be in place prior to the date of the Annual Meeting;

          o The Company has adopted a code of ethics that applies to all of its directors, officers and other employees, including its principal executive officer, principal financial officer, principal accounting officer and other members of its management performing similar functions, which is posted on the Company's website at http://www.arrowintl.com;

          o The Company has established a Disclosure Committee, comprised of executive officers and other key employees who are actively involved in the disclosure process, to specify, coordinate and oversee the procedures that the Company uses each quarter and at fiscal year end to prepare its periodic reports filed with the SEC; and

          o The Company has in each case obtained shareholder approval before adopting or making material amendments to its stock incentive plans.

EXECUTIVE OFFICERS

     The executive officers of the Company and their ages and positions as of November 1, 2003 are listed below. All executive officers are elected or appointed annually and serve at the discretion of the Board of Directors. There are no family relationships among the executive officers of the Company.

Name                      Office                                          Age
----                      ------                                          ---

Carl G. Anderson, Jr.     Chairman and Chief Executive Officer            58

Philip B. Fleck           President and Chief Operating Officer           59

Paul L. Frankhouser       Executive Vice President - Global               58
                            Business Development

Frederick J. Hirt         Vice President - Finance and Chief Financial    55
                            Officer

Carl W. Staples           Vice President - Human Resources                52

John C. Long              Vice President and Treasurer                    38

T. Jerome Holleran        Secretary                                       67

Carl N. Botterbusch       Vice President and General Manager,             40
                            Cardiac Assist Division

Thomas D. Nickel          Vice President - Regulatory Affairs             64
                            and Quality Assurance

     Mr. Anderson was elected to the position of Chairman and Chief Executive Officer of the Company effective September 1, 2003. Mr. Anderson succeeded Marlin Miller, Jr., who retired from the Company on August 31, 2003, after serving as its Chairman of the Board and Chief Executive Officer since it was founded in 1975. From January 2002 to August 31, 2003. Mr. Anderson served as Vice Chairman of the Board and General Manager, Critical Care Business of the Company's Critical Care Division, with responsibility for worldwide sales, marketing, research and development of the Company's critical care products. Mr. Anderson has served as a director of Arrow since January 1998 and, prior to his employment by the Company, served as President and Chief Executive Officer of ABC School Supply, Inc., a producer of materials and equipment for public and private schools, from May 1997 to December 2001. Mr. Anderson served as Principal with the New England Consulting Group, a general management and marketing consulting company, from May 1996 to May 1997, as Vice President, General Manager, Retail Consumer Products of James River Corporation, a multinational company engaged in the development, manufacture and marketing of paper-based consumer products ("James River"), from August 1994 to March 1996, and as Vice President, Marketing, Consumer Brands of James River from May 1992 to August 1994, and in various capacities with Nestle Foods Corporation, the latest as Vice President, Division General Manager, Confections, from 1984 to May 1992. Prior thereto, Mr. Anderson served in several marketing capacities with Procter & Gamble from 1972 to 1984. Mr. Anderson also serves as a director of Carpenter Technology Corporation, a manufacturer of specialty steel.

     Mr. Fleck has served as President of the Company since January 1999. From June 1994 to January 1999, he served as Vice President - Research and Manufacturing of the Company. From 1986 to June 1994, Mr. Fleck served as Vice President - Research and Engineering of the Company. From 1975 to 1986, Mr. Fleck served as Engineering Manager of the Company.

     Mr. Frankhouser has served as Executive Vice President - Global Business Development of the Company since January 2002, with responsibility for worldwide evaluation and acquisition of new business opportunities. From January 1999 to January 2002, Mr. Frankhouser served as Executive Vice President of the Company, with responsibility for worldwide sales and marketing. He served as Vice President - Marketing of the Company from 1986 until January 1999. From 1980 to 1986, Mr. Frankhouser served as Manager of Marketing of the Company.

     Mr. Hirt has served as Vice President - Finance and Chief Financial Officer of the Company since August 1998. From August 1998 to January 2003, he served as Treasurer of the Company. Prior to joining the Company, from 1980 to 1998, Mr. Hirt served in various capacities with Pharmacia & Upjohn, Inc., the latest as Vice President, Accounting and Reporting.

     Mr. Staples has served as Vice President - Human Resources of the Company since September 2002. Prior to joining the Company, Mr. Staples served as Vice President Human Resources and in various other human resources capacities with CIBA Specialty Chemicals from 1989 through August 2002. From 1974 to 1989, Mr. Staples served in various human resources-related positions with Sara Lee Corporation, Bausch & Lomb Incorporated, Rockwell International and Union Carbide Corporation.

     Mr. Long has served as Vice President and Treasurer of the Company since January 2003, and served as Assistant Treasurer from 1995 to January 2003. Prior to joining the Company, Mr. Long served as Controller for the Jaindl Companies, a group of privately held companies involved in agribusiness and real estate development, from 1989 to 1995. From 1986 to 1989, Mr. Long was employed in the Allentown office of Concannon, Gallagher, Miller & Co., CPAs. Mr. Long also serves as a director of American Bank Incorporated, a regional commercial bank.

     Mr. Holleran has served as Secretary and a director of the Company since its founding in 1975 and, until September 1997, also served as a Vice President. From July 1996, Mr. Holleran served as President and Chief Executive Officer of PMP, a former subsidiary of Precision, which manufactures and markets certain non-catheter medical products and was sold on August 29, 1997 to certain employees of Precision, including Mr. Holleran. He is now the Chairman of PMP. From February 1986 to September 1997, Mr. Holleran was also Vice President, Chief Operating Officer and a director of Precision. From 1991 to 1996, Mr. Holleran served as President of Endovations, Inc., a subsidiary of Precision that manufactured and marketed certain gastroenterological medical products, until the sale in June 1996 of a portion of the Endovations business to the Company and the remainder to an unrelated third party.

     Mr. Botterbusch has served as Vice President and General Manager of the Company's Cardiac Assist Division since March 2001. From January 1999 to March 2001, Mr. Botterbusch served as Vice President, Research and Engineering of the Company. He served as Manager, Product Development, Research and Engineering from 1993 to January 1999, as Group Leader, Research and Development from 1987 to 1993 and, from 1985, when he joined the Company, to 1987, as a Project Engineer of the Company.

     Mr. Nickel has served as Vice President - Regulatory Affairs and Quality Assurance of the Company since 1991. From 1986 to 1991, Mr. Nickel served as Director of Regulatory Affairs and Quality Assurance of the Company.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of November 28, 2003, the beneficial ownership of Common Stock by (i) each director and nominee, (ii) each of the executive officers named in the Summary Compensation Table below (whose beneficial ownership has been rounded up or down to the nearest whole share of Common Stock), (iii) all directors and officers as a group (including the named individuals), and (iv) each beneficial owner of more than 5% of the outstanding Common Stock. Except as otherwise indicated in the notes immediately following the table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                      AMOUNT         PERCENT OF
NAME                                           BENEFICIALLY OWNED   CLASS OWNED
----                                           ------------------   -----------

Marlin Miller, Jr......................            7,576,505(1)         17.5%
Richard T. Niner.......................            6,307,170(2)         14.5%
Raymond Neag...........................            2,983,950(3)          6.9%
John H. Broadbent, Jr..................            1,340,537(4)          3.1%
T. Jerome Holleran.....................            1,059,130(5)          2.4%
Philip B. Fleck........................              335,224(6)          *
Paul L. Frankhouser....................              187,245(7)          *
Carl G. Anderson, Jr...................               89,741(8)          *
Frederick J. Hirt......................               72,363(9)          *
Carl N. Botterbusch....................               43,108(10)         *
R. James Macaleer......................               36,830(11)         *
Alan M. Sebulsky.......................               32,000(12)         *
John E. Gurski.........................               28,455(13)         *
George W. Ebright......................               26,000(14)         *
All directors and officers as a group
  (17 persons).........................           20,155,729(15)        45.6%

Robert L. McNeil, Jr...................            4,563,688(16)        10.5%
Richard T. Niner and Robert W.
  Cruickshank, as Trustees of the
  Robert L. McNeil, Jr. 1983 Intervivos
  Trust dated November 30, 1983........            4,624,494            10.7%
c/o Wilmington Trust Company
  1100 North Market Street
  Wilmington, Delaware  19890
------------------------
*    Less than one percent.

(1) Includes 2,000 shares owned by Mr. Miller's wife, as to which Mr. Miller disclaims beneficial ownership.

(2) Includes an aggregate of 13,846 shares owned by Mr. Niner's wife and minor child, as to which Mr. Niner disclaims beneficial ownership, 20,000 shares held by a charitable

                       (footnotes continued on next page)

                    (footnotes continued from previous page)

     foundation of which Mr. Niner is an officer and a director with power to vote and dispose of the shares held by such foundation, as to which Mr. Niner disclaims beneficial ownership, and 4,624,494 shares held by Mertz & Moyer, as nominee for the Robert L. McNeil, Jr. 1983 Intervivos Trust (the "McNeil Trust"), of which Mr. Niner is one of two trustees who have shared power to vote and dispose of the shares held in such trust. Also includes 12,000 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable.

(3) Includes 12,000 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Also includes 2,000 shares owned by Mr. Neag's wife as to which Mr. Neag disclaims beneficial ownership.

(4) Includes 24,000 shares owned by Mr. Broadbent's wife and 500 shares jointly owned by Mr. Broadbent's wife and her adult son, as to which Mr. Broadbent disclaims beneficial ownership. Also includes 24,600 shares held by a charitable foundation, of which Mr. Broadbent is one of three trustees who have shared power to vote and dispose of the shares held by such foundation, and 20,000 shares held by The Dana L. Bunting and Robert L. Bunting Irrevocable Educational Trust, of which Mr. Broadbent is sole trustee with power to vote and dispose of the shares held in such trust. In addition, includes 12,000 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Excludes 38,873 shares held by the John H. Broadbent, Jr. Charitable Remainder Unitrust, of which Mr. Broadbent was the grantor but has no power to vote or dispose of such shares, and as to which Mr. Broadbent disclaims beneficial ownership.

(5) Includes 50,000 shares owned by Mr. Holleran's wife, as to which Mr. Holleran disclaims beneficial ownership. Also includes 797,130 shares owned by the Thomas Jerome Holleran Revocable Trust, of which Mr. Holleran is trustee with sole power to vote and dispose of the shares held by such trust. In addition, includes 12,000 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable.

(6) Includes 20,000 shares owned by Mr. Fleck's wife, as to which Mr. Fleck disclaims beneficial ownership. Also includes 272,000 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include 83,000 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(7) Includes 200 shares owned by Mr. Frankhouser's children, as to which Mr. Frankhouser disclaims beneficial ownership. Also includes 164,000 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include 61,000 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(8) Includes 77,000 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include 490,000 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(9) Includes 68,000 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include 72,000 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

                       (footnotes continued on next page)

                    (footnotes continued from previous page)

(10) Includes 39,600 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include 57,400 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(11) Includes 12,000 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable.

(12) Includes 24,000 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable.

(13) Includes 24,000 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable.

(14) Includes 25,000 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable.

(15) See footnotes (1) through (14) above.

(16) Includes 100,000 shares held by a charitable foundation of which Mr. McNeil, a former director of the Company, is the president and one of twelve directors who have shared power to vote and dispose of the shares held by such foundation. Excludes 4,624,494 shares held by Mertz & Moyer, as nominee for the McNeil Trust, of which Mr. McNeil was the grantor for the benefit of Mr. McNeil and his lineal descendants. Mr. McNeil disclaims beneficial ownership of such shares held in the McNeil Trust.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules promulgated thereunder require the Company's officers and directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC and to furnish to the Company copies of all such filings. The Company has determined, based solely upon a review of those reports and amendments thereto furnished to the Company during and with respect to the Company's fiscal year ended August 31, 2003 and written representations from certain reporting persons, that there has been compliance with all Section 16(a) filing requirements applicable to such officers, directors and ten percent beneficial owners for such fiscal year.

                             EXECUTIVE COMPENSATION

     The following table summarizes, for the Company's past three fiscal years, all compensation paid to the Company's Chief Executive Officer and each of the four most highly compensated executive officers of the Company other than the Chief Executive Officer as of August 31, 2003 for services rendered to the Company in all capacities.


                                     SUMMARY COMPENSATION TABLE

                                                 ANNUAL                          LONG-TERM
                                             COMPENSATION(1)                   COMPENSATION(1)
                                         -----------------------      -----------------------------------
                                                                       SECURITIES
NAME AND                       FISCAL                                  UNDERLYING          ALL OTHER
PRINCIPAL POSITION              YEAR     SALARY($)      BONUS($)      OPTIONS(#)(2)    COMPENSATION($)(2)
------------------              ----     ---------      --------      -------------    ------------------
Marlin Miller, Jr. (3)          2003      463,500        254,925           -0-               8,635(4)
Chairman and Chief              2002      450,000           -0-            -0-             200,631(4)
Executive Officer               2001      376,459         75,668           -0-             203,945(4)

Carl Anderson(5)                2003      294,784        145,918           -0-             110,401(6)
Vice Chairman and               2002      179,059(7)        -0-          150,000(8)         33,942(6)
General Manager, Critical
Care Business

Philip B. Fleck                 2003      294,784        145,918           -0-               6,948(9)
President and Chief             2002      286,198           -0-           60,000(10)         6,757(9)
Operating Officer               2001      264,092         62,770           -0-               4,085(9)

Paul L. Frankhouser             2003      257,936        113,492           -0-              21,179(11)
Executive Vice                  2002      250,423           -0-           40,000(12)        19,911(11)
President                       2001      231,081         50,107           -0-              17,169(11)

Frederick J. Hirt               2003      257,936        113,492           -0-               6,579(13)
Vice President-Finance,         2002      250,423           -0-           40,000(14)         6,290(13)
Chief Financial Officer and     2001      231,081         50,107           -0-               3,999(13)
Treasurer

---------------------
(1) Column with respect to "Other Annual Compensation" has not been included in this table because there has been no such Other Annual Compensation awarded to, earned by or paid to any of the executive officers named above for any fiscal year covered in the table.

(2) The numbers of shares underlying option awards, the exercise prices applicable to such awards and the numbers of shares contributed by the Company under its 401(k) Plan that are set forth in this table and in the corresponding footnotes have in each case been adjusted to reflect the two-for-one split of the Common Stock effected on August 15, 2003.

(3) Mr. Miller retired as Chairman and Chief Executive Officer of the Company on August 31, 2003. He was succeeded by Mr. Anderson.

(4) Consists of (i) matching contributions in the amount of $4,000, $3,400 and $3,400 made by the Company to Mr. Miller's account under the Company's 401(k) Plan in fiscal 2003, 2002 and 2001, respectively, (ii) contributions made by the Company in fiscal 2003, 2002 and 2001 to Mr. Miller's account under its 401(k) Plan of 120.73, 261.34 and 50.38

                       (footnotes continued on next page)

                    (footnotes continued from previous page)

     shares of Common Stock having an aggregate fair market value of $4,635, $5,257 and $941, respectively (for further description of the Company's stock contribution program, see "Human Resources Committee Report on Executive Compensation - Compensation Components - Incentive Bonuses"), and
     (iii) insurance premiums in the amount of $191,974 and $199,604 paid by the Company in fiscal 2002 (which were paid prior to July 30, 2002) and 2001, respectively, in respect of term life insurance policies owned by certain trusts established by Mr. Miller (see "Certain Transactions").

(5) Mr. Anderson was elected as Chairman and Chief Executive Officer of the Company effective as of September 1, 2003. From January 16, 2002 to August 31, 2003, Mr. Anderson served as Vice Chairman of the Board and General Manager of the Company's Critical Care Division, and was not an employee of the Company prior thereto. Accordingly, no information is provided for periods prior to January 16, 2002 for Mr. Anderson.

(6) Consists of (i) contributions made by the Company in fiscal 2003 and 2002 to Mr. Anderson's account under the Company's 401(k) Plan of 76.79 and
     85.50 shares of Common Stock having an aggregate fair market value of $2,948 and $1,791, respectively, and (ii) payments made by the Company in fiscal 2003 and 2002 to or on behalf of Mr. Anderson in connection with his relocation, including moving expenses and settlement and closing costs, of $107,453 and $32,151, respectively.

(7) Represents the pro rata portion of annual salary and bonus paid to Mr. Anderson from January 16, 2002, the date he joined the Company as an employee, to and including August 31, 2002.

(8) Represents an award to Mr. Anderson on January 16, 2002 of options to purchase 150,000 shares of Common Stock at an exercise price of $20.62 per share under the Company's 1999 Stock Incentive Plan. Subject to Mr. Anderson's continued employment with the Company, 20% of such stock option award (i.e., 30,000 options) will vest on each of the first through the fifth anniversary of the date of such award (i.e., January 16). The options are subject to immediate vesting upon the occurrence of certain change in control events.

(9) Consists of (i) matching contributions in the amount of $4,000, $3,400 and $3,400 made by the Company to Mr. Fleck's account under the Company's 401(k) Plan in fiscal 2003, 2002 and 2001, respectively, and (ii) contributions made by the Company in fiscal 2003, 2002 and 2001 to Mr. Fleck's account under its 401(k) Plan of 76.79, 167.22 and 36.64 shares of Common Stock having an aggregate fair market value of $2,948, $3,357 and $685, respectively.

(10) Represents an award to Mr. Fleck on September 10, 2001 of options to purchase 60,000 shares of Common Stock at an exercise price of $18.37 per share under the Company's 1999 Stock Incentive Plan. Subject to Mr. Fleck's continued employment with the Company, 20% of such stock option award (i.e., 12,000 options) will vest on each of the first through fifth anniversary of the date of such award (i.e., September 10). The options are subject to immediate vesting upon the occurrence of certain change in control events.

(11) Consists of (i) matching contributions in the amount of $3,570, $3,400 and $3,400 made by the Company to Mr. Frankhouser's account under the Company's 401(k) Plan in fiscal 2003, 2002 and 2001, respectively, (ii) contributions made by the Company in

                       (footnotes continued on next page)

                    (footnotes continued from previous page)

     fiscal 2003, 2002 and 2001 to Mr. Frankhouser's account under its 401(k) Plan of 70.85, 150.54 and 32.06 shares of Common Stock having an aggregate fair market value of $2,728, $3,024 and $599, respectively, and (iii) payments of $14,881, $13,487 and $13,170 made to Mr. Frankhouser in fiscal 2003, 2002 and 2001, respectively, in respect of his accrued but unused vacation allowance.

(12) Represents an award to Mr. Frankhouser on September 10, 2001 of options to purchase 40,000 shares of Common Stock at an exercise price of $18.37 per share under the Company's 1999 Stock Incentive Plan. Subject to Mr. Frankhouser's continued employment with the Company, 20% of such stock option award (i.e., 8,000 options) will vest on each of the first through fifth anniversary of the date of such award (i.e., September 10). The options are subject to immediate vesting upon the occurrence of certain change in control events.

(13) Consists of (i) matching contributions in the amount of $4,000, $3,400 and $3,400 made by the Company to Mr. Hirt's account under the Company's 401(k) Plan in fiscal 2003, 2002 and 2001, respectively, and (ii) contributions made by the Company in fiscal 2003, 2002 and 2001 to Mr. Hirt's account under its 401(k) Plan of 67.19, 143.78 and 32.06 shares of Common Stock having an aggregate fair market value of $2,579, $2,890 and $599, respectively.

(14) Represents an award to Mr. Hirt on September 10, 2001 of options to purchase 40,000 shares of Common Stock at an exercise price of $18.37 per share under the Company's 1999 Stock Incentive Plan. Subject to Mr. Hirt's continued employment with the Company, 20% of such stock option award (i.e., 8,000 options) will vest on each of the first through fifth anniversary of the date of such award (i.e., September 10). The options are subject to immediate vesting upon the occurrence of certain change in control events.

OPTION GRANTS

     There were no grants of stock options made during the fiscal year ended August 31, 2003 to the executive officers named in the Summary Compensation Table above.

AGGREGATE OPTION EXERCISES IN FISCAL 2003 AND FISCAL YEAR-END OPTION VALUES

     The following table provides information concerning stock options exercised during fiscal 2003 and the number of unexercised options held by the executive officers named in the Summary Compensation Table as of August 31, 2003. Also reported are the values for unexercised, "in the money" options, which represent the positive spread between the respective exercise prices of such options and the fair market value of the Common Stock as of August 31, 2003.


                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                                      OPTIONS AT                 IN-THE-MONEY OPTIONS
                           SHARES                                 AUGUST 31, 2003(#)           AT AUGUST 31, 2003 ($)(1)
                        ACQUIRED ON                          ----------------------------    ----------------------------
          NAME          EXERCISE (#)    VALUE REALIZED ($)   EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
        --------       --------------   ------------------   -----------    -------------    -----------    -------------
Marlin Miller, Jr.           --                 --               --               --             --               --
Carl Anderson                --                 --               47,000        120,000          $284,563       $621,600
Philip B. Fleck              --                 --              220,000         90,000        $2,630,870       $908,980
Paul L. Frankhouser          --                 --              176,000         64,000        $2,071,630       $657,645
Frederick J. Hirt            --                 --               60,000         40,000          $659,580       $328,320
-----------------

(1) Based upon a closing sale price of the Common Stock of $25.80 per share on August 29, 2003 as reported on The Nasdaq Stock Market.

RETIREMENT PLANS

     RETIREMENT PLAN. The Retirement Plan for Salaried Employees of Arrow International, Inc. became effective on September 1, 1978, and was amended and restated as of September 1, 1984, September 1, 1989 and September 1, 1997 (the "Retirement Plan"). The Retirement Plan is a non-contributory defined benefit pension plan intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). The Retirement Plan covers salaried employees of the Company who have attained age 21 and completed one year of service and provides benefits based upon years of service and compensation. All of the executive officers of the Company participate in the Retirement Plan. Benefits under the Retirement Plan are based on an annual rate of 1.25% of a participant's final average earnings multiplied by such participant's years of credited service with the Company after September 1, 1975. Final average earnings are defined under the Retirement Plan as the participant's average annual compensation, excluding discretionary bonuses and subject to annual limitations on compensation under the Internal Revenue Code, during the 60 consecutive months in the final 120 months of the participant's employment which produce the highest average. Since 1989, Internal Revenue Code provisions have limited the amount of annual compensation that can be used for calculating pension benefits. In 2003, no more than $200,000 of annual salary can be used to determine an employee's annual benefit accrual. The Internal Revenue Service adjusts this figure annually. Benefits under the Retirement Plan are payable upon normal retirement, which is the later of age 65 or the fifth anniversary of commencing plan participation, early retirement at age 55 following ten years of service, death, disability or other termination of employment following five years of vesting service, and may be paid under various annuity forms of payment.

     Contributions to the Retirement Plan for any year depend on the assumptions used by the actuary for the Retirement Plan, historic investment experience and the level of prior years' funding. The annual contributions made by the Company to the Retirement Plan in respect of fiscal 2001, 2002 and 2003 were $1,484,494, $3,477,612 and $9,876,263, respectively, equivalent to approximately 4.3%, 9.3% and 29.3% of the covered compensation of all participants in the plan for fiscal 2001, 2002 and 2003, respectively. The amount of the contribution, payment or account in respect of a specified person is not and cannot readily be separately or individually calculated by the actuary of the Retirement Plan. The executive officers of the Company named in the Summary Compensation Table currently have the following years of credited service for purposes of the Pension Plan: each of Messrs. Miller, Fleck and Frankhouser has 28 years, Mr. Hirt has five years and Mr. Anderson has two years. The following table shows the estimated annual benefits payable upon retirement under the Retirement Plan at normal retirement age for each level of remuneration specified at the listed years of service.


                                        PENSION PLAN TABLE


                                                        YEARS OF SERVICE
                                 ------------------------------------------------------------
     REMUNERATION (1)                15          20            25          30          35
 ------------------------------  ----------  -----------  -----------  ----------  ----------
  $100,000...................      $18,750     $25,000      $31,250      $37,500    $43,750
   150,000...................       28,125      37,500       46,875       56,250     65,625
   200,000...................       37,500      50,000       62,500       75,000     87,500
   250,000...................       37,500      50,000       62,500       75,000     87,500
   300,000...................       37,500      50,000       62,500       75,000     87,500
   350,000...................       37,500      50,000       62,500       75,000     87,500
   400,000...................       37,500      50,000       62,500       75,000     87,500
   450,000...................       37,500      50,000       62,500       75,000     87,500
   500,000...................       37,500      50,000       62,500       75,000     87,500
   550,000...................       37,500      50,000       62,500       75,000     87,500

--------------------
(1) Under current Internal Revenue Code provisions, no more than $200,000 of annual salary can be used to determine an employee's annual benefit accrual. The Internal Revenue Service adjusts this figure annually.

     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. The Company's Defined Benefit Supplemental Executive Retirement Plan (the "SERP") was established by the Company on September 1, 2000 to provide non-discretionary pension benefits to selected executive officers and retired executive officers of the Company in addition to those benefits payable to them under the Retirement Plan. The SERP is an unfunded pension plan not intended to be qualified under the Internal Revenue Code. The SERP was amended as of September 2, 2003 to permit selected additional executive officers of the Company to receive benefits thereunder and to clarify the benefits that are payable to spouses of eligible members if the members die before or while receiving benefits under the SERP. Additionally, the SERP, as amended, provides that benefits thereunder will be paid to members who attain age 65 or have five or more years of vesting service under the Retirement Plan. The benefits payable under the SERP are coordinated with benefits payable under the Retirement Plan and are calculated in accordance with one of two formulae. The first formula, which applies to Messrs. Miller, Neag and Broadbent, provides for an annual benefit, payable for the lesser of 20 years or the life of the member, equal to twelve times the difference between: (a) 50% of the member's monthly average compensation (as defined under the Retirement Plan, but disregarding annual limitations on compensation under the Internal Revenue Code used for calculating benefits under a qualified retirement plan); and (b) the member's monthly benefit payable under the Retirement Plan. The second formula, which applies to Messrs. Anderson, Fleck, Frankhouser, Hirt and Carl Botterbusch, the Vice President and General Manager of the Company's Cardiac Assist Division, provides for an annual benefit, payable for the lesser of 20 years or the life of the member, equal to twelve times the difference between:
(a) the member's credited service under the Retirement Plan (capped at 25 years) times 2% of the member's monthly average compensation (as defined under the Retirement Plan, but disregarding annual limitations on compensation under the Internal Revenue Code used for calculating benefits under a qualified retirement plan); and (b) the member's monthly benefit payable under the Retirement Plan. Generally, a member's benefits under the SERP commence at the same time as the member's benefits under the Retirement Plan. In fiscal 2003, the Company paid $108,445 to Mr. Neag, the former Vice Chairman and a director of the Company, and $89,051 to Mr. Broadbent, the former Vice President - Finance and Treasurer of the Company, pursuant to the SERP.

           HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Human Resources Committee reviews and recommends to the Board of Directors for approval the compensation arrangements for the Chief Executive Officer of the Company and all of its other executive officers, including salaries, bonuses and grants of awards under, and administration of, the Company's stock incentive plans. The Human Resources Committee is currently composed of three directors of the Company, each of whom is independent as defined in the Marketplace Rules of the NASD.

COMPENSATION PHILOSOPHY

     Arrow International's executive compensation program is designed to attract, retain, motivate and reward effective executive officers and to link executive compensation with the attainment of financial, operational and strategic objectives. In establishing the program, the Human Resources Committee assesses the performance of individuals and the Company relative to those objectives.

     The Company's compensation program generally provides incentives to achieve annual and long-term objectives. The principal components of the compensation program are base salary, annual incentive bonuses and long-term incentive awards in the form of stock options, stock appreciation rights and/or grants of restricted Common Stock. These elements generally are blended in order to formulate compensation packages which provide competitive pay, reward the achievement of financial, operational and strategic objectives, and align the interests of the Company's executive officers and other higher level personnel with those of the Company's shareholders.

COMPENSATION COMPONENTS

     BASE SALARY. Base salary levels for executive officers are derived from market comparisons with similarly-sized manufacturing companies, including those engaged in the manufacture of medical products for the health care industry with which the Company competes for executive talent. The Human Resources Committee believes that the Company's most direct competitors for this purpose are not necessarily all of the companies that would be included in a peer group established to compare shareholder returns. Therefore, the compensation peer group is not the same as the peer group index set forth in the Company Stock Performance Graph included in this Proxy Statement. Based on information currently available to the Human Resources Committee, including publicly available compensation information relating to direct competitors of the Company, the Human Resources Committee believes that base salary levels for executive officers, including the Chief Executive Officer, are, on average, at or near the median of base salary levels for executive officers of similar companies. In determining executive officers' salaries, the Human Resources Committee also considers individual experience and prior service to the Company, level of responsibility and overall job performance. The Human Resources Committee does not assign weights to these factors nor necessarily consider any one more important than the others. The Human Resources Committee reviews the performance of the Chief Executive Officer and, in determining his level of compensation for fiscal 2003, in addition to consideration of industry comparisons and individual performance, has taken particular note of the Company's performance in fiscal 2003 in the following key areas: management efficiency; the successful introduction of new products into the market and the advancement of products under development; continued expansion of the Company's international production and marketing presence; and the Company's overall growth and profitability.

     INCENTIVE BONUSES. Incentive bonuses during fiscal 2003 were based on two plans: a stock contribution program in which all eligible employees of the Company, including executive officers, are eligible to participate, and a pretax income growth plan limited to executive officers and certain other management-level employees of the Company.

     Pursuant to the Company's stock contribution program, the Company contributes to each participant's account under the Company's 401(k) Plan an additional 1% of the participant's monthly base pay in the form of vested shares of Common Stock. With this stock contribution program, employees have the opportunity to benefit from the Company's potential future success and should be additionally motivated to help the Company achieve long-term profitable growth.

     Pursuant to the Company's income growth bonus plan, at the discretion of the Human Resources Committee, Messrs. Miller (prior to his retirement from the Company on August 31, 2003), Anderson, Fleck, Frankhouser and Hirt are eligible to receive annual incentive bonuses equal to 5.0, 4.5, 4.5, 4.0 and 4.0 times, respectively, and other executive officers and eligible management-level employees of the Company are eligible to receive annual incentive bonuses ranging from 2.0 to 3.0 times the percentage growth in the Company's pretax income, exclusive of extraordinary income and expense, over the previous fiscal year times their respective base pay; provided that, in each case, such year-over-year percentage growth equals or exceeds 5%. For fiscal 2003, the Company's pre-tax income, exclusive of extraordinary income and expense, increased by 11.0% over fiscal 2002, resulting in incentive bonuses of 55.0% of base pay to Mr. Miller, 49.5% of base pay to each of Messrs. Anderson and Fleck, 44.0% of base pay to each of Messrs. Frankhouser and Hirt, and from 22.0 to 33.0% of base pay to the other executive officers and eligible management-level employees of the Company. The Human Resources Committee continues to believe that payment of bonuses specifically linked to the growth in profitability of the Company provides appropriate and effective rewards for successful individual executive performances that contribute directly to the overall success of the Company. Therefore, it is the present intention of the Human Resources Committee to approve payment of incentive bonuses in fiscal 2004 to the executive officers and certain other management-level employees of the Company pursuant to its income growth bonus plan to the extent that the Company in fiscal 2004 achieves an increase of at least 5% in pretax income, exclusive of extraordinary income and expense, over fiscal 2003.

     LONG-TERM INCENTIVE AWARDS. To promote the Company's long-term objectives, stock awards are made to executive officers and other employees who are in a position to make a significant contribution to the Company's long-term success. In addition to the shares of Common Stock that the Company contributes each month to the accounts of its employees under its 401(k) Plan pursuant to its stock contribution program, as described above, stock awards are currently made pursuant to the Company's 1999 Stock Incentive Plan in the form of stock options and grants of restricted Common Stock.

     Since the stock options and restricted stock awards vest and may grow in value over time, these components of the Company's compensation plan are designed to reward performance over a sustained period. The Company intends that these awards will strengthen the focus of its executives and other key employees on managing the Company from the perspective of a person with an equity stake in the Company. The Human Resources Committee believes that, as a founder and principal shareholder of the Company, Mr. Miller (prior to his retirement from the Company on August 31, 2003) already had sufficient incentive to promote the long-term growth of the Company and, therefore, such executive officer has, to date, not received any awards under the Company's stock incentive plans, although Mr. Miller will be eligible to receive non-discretionary stock awards under the Company's Directors Stock

Incentive Plan commencing on the date of the Annual Meeting, as discussed above under "Compensation of Directors."

     Stock awards are not granted each year. In selecting recipients and the size of stock awards, the Human Resources Committee generally considers various factors such as the overall job performance and potential of the recipient, prior grants to and amount of Common Stock currently held by the recipient, prior service to the Company, a comparison of awards made to executives and key employees in comparable positions at similar companies, and the Company's performance. In fiscal 2003, none of Messrs. Anderson, Fleck, Frankhouser or Hirt were awarded any options under the Company's 1999 Stock Incentive Plan. Other executive officers of the Company were awarded options to purchase a total of 16,000 shares of Common Stock under the 1999 Stock Incentive Plan during fiscal 2003. No other employees of the Company were awarded any options under the Company's 1999 Stock Incentive Plan during fiscal 2003. In selecting the recipients and size of these awards, the Human Resources Committee placed particular emphasis on such executives' and key employees' overall job performance, their potential for continued excellent service and significant contribution to the Company's growth and profitability during fiscal 2003 and awards to individuals who had previously not been selected due to insignificant length of service to the Company. As a result of this award and stock awards made prior to fiscal 2003, each of the Company's executive officers who was not also a founder of the Company, as well as a significant number of non-executive employees of the Company, have been afforded the opportunity to enjoy an equity stake in the Company as part of their long-term compensation.

     TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Section 162(m) of the Internal Revenue Code imposes limitations on the federal income tax deductibility of compensation paid to the Company's chief executive officer and to each of the other four most highly compensated executive officers of the Company. Under these limitations, the Company may deduct such compensation only to the extent that during any fiscal year the compensation does not exceed $1,000,000 or meets certain specified conditions (such as certain performance-based compensation that has been approved by the Company's shareholders). Based on the Company's current compensation plans and policies and the Section 162(m) rules, the Company and the Human Resources Committee believe that, for the near future, there is not a significant risk that the Company will lose any significant tax deduction for executive compensation. The Company's compensation plans and policies will be modified to ensure full deductibility of executive compensation if the Company and the Human Resources Committee determine that such an action is in the best interests of the Company.

                                          HUMAN RESOURCES COMMITTEE
                                          George W. Ebright, Chairman
                                          John E. Gurski
                                          R. James Macaleer

         HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended August 31, 2003, the Human Resources Committee of the Board of Directors consisted of Messrs. Ebright, Gurski and Macaleer. No member of this committee was at any time during fiscal 2003 or at any other time an officer or employee of the Company, and no member had any relationship with the Company requiring disclosure under Item 404 of SEC Regulation S-K. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Company's Board of Directors or the Human Resources Committee during fiscal 2003.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors oversees the Company's financial reporting process on behalf of the Board of Directors. The Company's management has the primary responsibility for the Company's financial statements and reporting process, including its systems of internal controls. In fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Company's Annual Report on Form 10-K for the year ended August 31, 2003 with management, including a discussion of the quality and acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Audit Committee also met with the Company's independent auditors, with and without management present, to discuss the overall scope of their audit, the results of their examinations, the cooperation received by the auditors during the audit examination, the auditor's evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

     The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles. The Audit Committee reviewed and discussed with the Company's independent auditors their judgments as to the quality and acceptability of the Company's accounting principles and such other matters as are required to be discussed under generally accepted auditing standards pursuant to Statement of Auditing Standards No. 61, as amended. In addition, the Audit Committee received from the Company's independent auditors the written disclosure and letter regarding their independence as required by the Independence Standards Board Standard No. 1. The Audit Committee also discussed with the Company's independent auditors the auditors' independence from management and the Company, and whether the non-audit services provided by the independent auditors are compatible with maintaining the auditors' independence.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended August 31, 2003 for filing with the SEC.

     In addition, the Audit Committee approved the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending August 31, 2004, and the Board of Directors concurred with such selection. The Audit Committee has recommended to the shareholders that they ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending August 31, 2004.

     Finally, as stated above under "Board of Directors and Committees of the Board," the Board of Directors recently amended the Audit Committee's charter in response to new requirements of the Sarbanes-Oxley Act of 2002 and related rules and regulations issued by the SEC and the NASD, which charter, as amended, is attached to this Proxy Statement as ATTACHMENT A.

     Each of the Audit Committee members is independent as defined in rules and regulations issued by the SEC and the NASD, and, in particular, as defined in Rules 5200(a) and 5350(d)(2) of the NASD's Marketplace Rules.

                                          AUDIT COMMITTEE
                                          Richard T. Niner, Chairman
                                          John H. Broadbent, Jr.
                                          Alan M. Sebulsky

                             STOCK PRICE PERFORMANCE

     Set forth below is a line graph comparing the yearly cumulative total shareholder return on the Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's 500 Health Care Equipment Index for the period beginning on August 31, 1998 and ending on August 31, 2003. The comparison assumes $100 was invested on August 31, 1998 in the Common Stock and in each of the foregoing indices and also assumes reinvestment of all dividends.





                              [PERFORMANCE GRAPH]





------------------------------ ------------ ------------ ------------ ------------ ------------ ------------
                                August 31,   August 31,   August 31,   August 31,   August 31,   August 31,
                                   1998         1999         2000         2001         2002         2003
------------------------------ ------------ ------------ ------------ ------------ ------------ ------------
Arrow International, Inc.         $100.00      $107.77      $133.39      $138.74      $132.80      $197.29
------------------------------ ------------ ------------ ------------ ------------ ------------ ------------
S&P 500 Stock Index               $100.00      $139.82      $162.64      $122.96      $100.85      $113.01
------------------------------ ------------ ------------ ------------ ------------ ------------ ------------
S&P 500-Health Care               $100.00      $134.91      $167.03      $147.65      $138.32      $173.30
Equipment Index
------------------------------ ------------ ------------ ------------ ------------ ------------ ------------

                              ---------------------

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings made by the Company under those statutes, none of the preceding Human Resources Committee Report on Executive Compensation, the Audit Committee Report or the Company Stock Performance Graph will be incorporated by reference into any of those prior filings, nor will any of such reports or graph be incorporated by reference into any future filings made by the Company under those statutes.

                              CERTAIN TRANSACTIONS

     Arrow Precision Products, Inc. ("Precision") was a former subsidiary of the Company which was formally dissolved in May 2002 (all of its assets had previously been liquidated and distributed to shareholders). Prior to the sale of its remaining operating subsidiary, Precision Medical Products, Inc. ("PMP"), in August 1997 to a company owned by certain management employees of Precision, including Mr. Holleran, the former Vice President and Chief Operating Officer of Precision and the Secretary and a director of the Company, Precision was engaged in the business of manufacturing and marketing certain gastroenterological and other non-catheter medical products, including ground needles and injection sites primarily for use by the Company. Prior to Precision's dissolution in fiscal 2002, certain officers, directors and principal shareholders of the Company owned substantially all of Precision's outstanding common stock. Mr. Holleran has served as Chairman of the Board of PMP since October 1999, Chief Executive Officer of PMP since July 1999 and President of PMP from July 1996 to October 1999.

     Although no longer an operating company following the sale of PMP, Precision remained responsible for certain employee benefits, including pension and retirement health care, which were payable to individuals who are currently, or previously had been, employees of the Company. To ensure that these benefit obligations would be satisfied in the future, in January 1998, the Company entered into a written agreement with Precision whereby the Company assumed these obligations in exchange for the transfer by Precision to the Company of appropriate assets to satisfy such obligations. In addition, this agreement expressly provided for the transfer by Precision, and the assumption by the Company, with no additional payment by either party to the other, of all of Precision's rights and obligations in respect of split-dollar life insurance policies owned by certain trusts established by Mr. Holleran, including Precision's obligation to pay future premiums on such policies. These premium payments, which in fiscal 2003 amounted to $39,225, are required to be repaid from either the cash surrender value or the death benefits of such policies.

     In fiscal 2003, the Company made purchases amounting to $121,486 of products from PMP that it had formerly purchased from Precision. The Company solicits competitive quotations from unrelated suppliers for products it purchases from PMP. In the future, the Company may continue to purchase products from PMP, provided that the quotations the Company receives from PMP for such products are competitive with those received from unrelated suppliers in terms of product availability, price, quality and delivery considerations.

     In November 2003, the Company became aware that, because of its inadvertent payment in July 2003 of premiums in the amounts of $78,975 and $34,150 in respect of split-dollar life insurance policies owned by certain trusts established by Mr. Miller and Mr. Broadbent, respectively, it may not have been in compliance with the provisions of Section 13(k) of the Exchange Act. Mr. Miller and Mr. Broadbent are the former Chairman and Chief Executive Officer and the former Vice President-Finance and Treasurer, respectively, of the

Company, and each is a director of the Company. Neither of Mr. Miller nor Mr. Broadbent had an employment agreement or other written arrangement with the Company that provided for the ongoing payment of these premiums, although the terms of these split-dollar life insurance policies had been in place for many years prior to the July 30, 2002 effective date of Section 13(k) of the Exchange Act. Based on information from the trustees of the respective trusts owning these policies, the Company expects to receive a full refund of these premium payments from the owner trusts prior to December 31, 2003. While it is not clear whether the Company's premium payments in respect of these policies were in fact subject to the anti-loan provisions of Section 13(k) of the Exchange Act, the Company believes that, upon its receipt of the refund of these premium payments, it will be in compliance with Section 13(k) and that the exposure, if any, resulting from this matter will not be material to its financial condition or results of operations.

     The Company reviews all related party transactions involving amounts in excess of $60,000 for potential conflicts of interest on an ongoing basis and all such transactions in which the Company is a party are approved by a majority of the independent directors of the Company or the Audit Committee in accordance with applicable requirements of the Marketplace Rules of the NASD.

                    PROPOSAL 2 - RATIFICATION OF APPOINTMENT
                           OF INDEPENDENT ACCOUNTANTS

     The Company's independent accountants and auditors are Pricewaterhouse Coopers LLP, certified public accountants. PricewaterhouseCoopers LLP has served as the Company's independent accountants and auditors since fiscal 1985. At the Annual Meeting, the shareholders will consider and vote upon a proposal to ratify the appointment of independent accountants for the Company's fiscal year ending August 31, 2004. The Audit Committee of the Board of Directors has recommended that PricewaterhouseCoopers LLP be re-elected as independent accountants for the 2004 fiscal year.

     Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to make a statement, if desired, and to respond to appropriate questions from shareholders.

AUDIT FEES

     The aggregate fees for professional services rendered by PricewaterhouseCoopers LLP in connection with its audit of the Company's annual consolidated financial statements, statutory audit of the Company's foreign subsidiaries, and reviews of the interim financial statements included in the Company's quarterly reports on Form 10-Q were $646,040 and $610,095 for the fiscal years ended August 31, 2003 and 2002, respectively.

AUDIT-RELATED FEES

     In addition to fees disclosed under "Audit Fees" above, the aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for assurance and related services that are reasonably related to the performance of the audit and reviews of the Company's financial statements were $69,400 and $224,240 for the fiscal years ended August 31, 2003 and 2002, respectively. Such services included accounting consultations and audits in connection with acquisitions, and additional assurance and related services for the Company's foreign subsidiaries.

TAX FEES

     The aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax planning and tax advice for the Company's U.S. and foreign subsidiaries were $737,973 and $352,160 for the fiscal years ended August 31, 2003 and 2002, respectively.

ALL OTHER FEES

     PricewaterhouseCoopers LLP did not provide the Company with any other services during the fiscal years ended August 31, 2003 and 2002.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

     The Audit Committee of the Company's Board of Directors pre-approves on an annual basis the audit, audit-related, tax and other non-audit services to be rendered by the Company's accountants based on historical information and anticipated requirements for the following fiscal year. The Audit Committee pre-approves specific types or categories of engagements constituting audit, audit-related, tax and other non-audit services as well as the range of fee amounts corresponding to each such engagement. To the extent that the Company's management believes that a new service or the expansion of a current service provided by the Company's accountants is necessary or desirable, such new or expanded services are presented to the Audit Committee for its review and approval prior to the Company's engagement of its accountants to render such services. No non-audit services were approved by the Audit Committee pursuant to Rule 2-01, paragraph (c)(7)(i)(C) of SEC Regulation S-X during the fiscal year ended August 31, 2003.

                              ---------------------

     In making its recommendation to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending August 31, 2004, the Audit Committee considered whether the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP.

     The Board of Directors recommends that shareholders vote FOR this proposal. Proxies solicited by the Board of Directors will be voted FOR this proposal unless otherwise indicated.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors does not intend to present any matter for action at the Annual Meeting other than as set forth in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies will act in accordance with their judgment on such matters.

     In order to be eligible for inclusion in the proxy materials for the Company's 2005 Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's principal executive offices by August 21, 2004.

     Proposals should be directed to the Secretary of the Company at the principal executive offices of the Company provided below.

     The cost of the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation therefor, may solicit proxies personally or by telephone or telecopy. The Company will also request brokers, banks and other nominees, custodians and fiduciaries to forward soliciting materials to their principals and to request authority for the execution of proxies and will reimburse such persons for forwarding such materials.

     A copy of the Company's 2003 Annual Report accompanies this Proxy Statement. Additional copies may be obtained from the Secretary, Arrow International, Inc., P.O. Box 12888, 2400 Bernville Road, Reading, Pennsylvania 19612.

                                           By Order of the Board of Directors,

                                           T. Jerome Holleran,
                                           Secretary
December 19, 2003
Reading, Pennsylvania

                                                                    ATTACHMENT A
                                     CHARTER

                                     OF THE

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                       OF

                            ARROW INTERNATIONAL, INC.

PURPOSE

The primary purpose of the Audit Committee (the "Committee") of Arrow International, Inc. (the "Company") is to assist the Company's Board of Directors (the "Board") in fulfilling its responsibility to oversee (a) the integrity of the Company's financial statements and internal controls, (b) the Company's compliance with legal and regulatory requirements, (c) the qualifications and independence of the Company's independent auditors, and (d) the performance of the Company's internal audit function and its independent auditors.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Committee also has the authority to retain independent outside counsel or other experts as it determines necessary to carry out its duties. The Committee shall determine the compensation for such outside counsel or other experts and the Company shall make appropriate funds available to the Committee for such purpose.

MEMBERSHIP

The Committee shall be comprised of not less than three directors appointed by the Board. Each member of the Committee must satisfy the independence and qualification requirements contained in the applicable rules and regulations of the Securities and Exchange Commission (the "SEC") and The Nasdaq Stock Market, and must be free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a Committee member. In addition, at least one member of the Committee must be a "financial expert" as that term is defined in the rules promulgated by the SEC and as determined by the Board. The Board shall appoint one person to act as Chair of the Committee. The members of the Committee shall serve for a term of one year.

MEETINGS

The Committee shall meet as often as it deems necessary to fulfill its responsibilities set forth in this Charter. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The vote of a majority of the members present at any meeting at which a quorum is present shall be the act of the Committee.

AUTHORITY

The Committee shall have the sole authority to select, evaluate, appoint and replace the Company's independent auditors (subject to shareholder ratification) and shall approve in advance all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants or advisors to advise the Committee. The Company shall provide funding, as determined by the Committee, for payment of compensation to the independent auditors and to any consultants or advisors retained by the Committee. The Committee may form and delegate authority to subcommittees, comprised of one or more members of the Committee, as it deems necessary or appropriate. Each subcommittee, when so designated, shall have the full power and authority of the Committee.

RESPONSIBILITIES

The Company's management is responsible for preparing the Company's financial statements and the Company's independent auditors are responsible for auditing those financial statements. The Committee is responsible for overseeing these activities. The Committee recognizes that the Company's financial management, as well as the Company's independent auditors, have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

The following shall be the principal recurring processes of the Committee in carrying out its oversight function.

OVERSIGHT OF INDEPENDENT AUDITORS

In the course of its oversight of the independent auditors as provided under this Charter, the Committee will be guided by the premise that the independent auditors are ultimately accountable to the Board and the Committee.

     1. The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors. The Committee shall assist the Board in its oversight of the qualifications, independence and performance of the independent auditors.

     2.   The Committee shall:

          (i) receive from the independent auditors annually, a formal written statement delineating the relationships between the auditors and the Company consistent with Independence Standards Board Standard Number 1;

          (ii) discuss with the independent auditors the scope of any such disclosed relationships and their impact or potential impact on the independent auditors' independence and objectivity; and

          (iii) recommend that the Board take appropriate action in response to the independent auditors' report to satisfy itself of the auditors' independence.

     3. The Committee shall review and pre-approve the proposed scope of the annual independent audit of the Company's financial statements and the associated engagement fees, as well as any significant variations in the actual scope of the audit and the associated engagement fees, and shall also review and pre-approve all audit-related and permissible non-audit services to be provided by the independent auditors and the associated engagement fees, as well as any significant variations in such services and engagement fees. The Committee may establish pre-approval policies and procedures, as permitted by Section 10A of the Securities Exchange Act of 1934, as amended, and the related rules and regulations issued by the SEC, for the engagement of the independent auditors to render services to the Company, including but not limited to policies that would allow the delegation of pre-approval authority to one or more members of the Committee, provided that any pre-approvals delegated to one or more members of the Committee are reported to the Committee at its next scheduled meeting.

     4. The Committee shall set hiring policies for any employment by the Company of employees or former employees of the independent auditors.

     5. The Committee shall review the independent auditors' report relating to reportable conditions in the internal control structure and financial reporting practices.

     6. The Committee shall review with the independent auditors any difficulties the auditors encountered in the course of the audit work, including restrictions on the scope of work or access to requested information, and any significant disagreements with management.

OVERSIGHT OF INTERNAL AUDITORS

The Committee shall review and discuss with the Company's management and the independent auditors:

     1. The quality and adequacy of the Company's internal accounting controls.

     2. The organization of the internal audit function, the adequacy of its resources and the competence and performance of the Company's internal audit staff and/or outsource staff.

     3. The audit risk assessment process and the proposed scope of the internal audit for the upcoming year and the coordination of that scope with the independent auditors.

     4. Results of the internal auditors' examination of internal controls including summaries of inadequate reports issued and/or management improprieties together with management's response thereto.

OVERSIGHT OF MANAGEMENT'S CONDUCT OF THE COMPANY'S FINANCIAL REPORTING PROCESS

     1. AUDITED FINANCIAL STATEMENTS. The Committee shall discuss with the Company's management and the independent auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K and review and consider with the independent auditors the matters required to be discussed by the applicable Statement of Auditing Standards ("SAS"). Based on these discussions, the Committee will advise the Board whether it recommends that the audited financial statements be included in the Annual Report on Form 10-K.

     2. INTERIM FINANCIAL STATEMENTS. The Committee, through its Chairman or the Committee as a whole, will review with management and the independent auditors, prior to the filing thereof, the Company's interim financial results to be included in the Company's quarterly reports on Form 10-Q and the matters required to be discussed by the applicable SAS.

     3. REVIEW OF EARNINGS RELEASES AND INFORMATION PROVIDED TO ANALYSTS. The Committee or the Chairman of the Committee shall review earnings releases with management prior to their release, as well as the Company's policies with respect to earnings releases and earnings guidance provided to analysts and rating agencies.

     4.   FINANCIAL REPORTING PRACTICES. The Committee shall review:

          (i) changes in the Company's accounting policies and practices and significant judgments that may affect the Company's financial results;

          (ii) the nature of any unusual or significant commitments or contingent liabilities together with the underlying assumptions and estimates of management;

          (iii) the effect of changes on accounting standards that may materially affect the Company's financial reporting practices; and

          (iv) the Company's process for the completion of the SEC certifications by the Company's Chief Executive Officer and Chief Financial Officer.

OTHER ITEMS

     1.   The Committee shall review and monitor, as appropriate:

          (i) results of compliance programs, including the Company's Code of Conduct; and

          (ii) litigation or other legal matters that could have a significant impact on the Company's financial results.

     2. The Committee shall establish and review procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting control or auditing matters and the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters.

     3. The Committee shall report regularly to the Board on its meetings and discussions and review with the Board significant issues or concerns that arise at Committee meetings.

     4. The Committee shall conduct an annual evaluation of its performance in fulfilling its duties and responsibilities under this Charter.

     5. The adequacy of this Charter shall be reviewed by the Committee on an annual basis. The Committee will recommend to the Board any modifications to this Charter, which the Committee deems appropriate, for approval by the Board.

MINUTES

The Committee shall keep minutes of its proceedings that shall be signed by the person whom the Chairperson designates to act as secretary of the meeting. The minutes of the meeting shall be approved by the Committee at its next meeting, shall be available for review by the entire Board, and shall be filed as permanent records with the Secretary of the Company.

AMENDMENTS

This Charter may be amended from time to time with the approval of a majority of the Board.

Last Revised: November 21, 2003

                                                                    ATTACHMENT B

                    CHARTER OF THE HUMAN RESOURCES COMMITTEE

                                     OF THE

                 BOARD OF DIRECTORS OF ARROW INTERNATIONAL, INC.

PURPOSE

The primary purpose of the Human Resources Committee (the "Committee) of Arrow International, Inc. (the "Company") is to (a) review and recommend to the Company's Board of Directors (the "Board") the compensation for the Company's chief executive officer ("CEO") and all of its executive officers, (b) administer the Company's stock incentive plans, (c) produce a report on executive compensation for inclusion in the Company's annual proxy statement in accordance with applicable rules and regulations, and (d) until such time as the Board may establish a separate Corporate Governance and Nominating Committee, oversee the Company's corporate governance and the organization and procedures of the Board.

MEMBERSHIP

The Committee shall be comprised of not less than three directors appointed by the Board. Each member of the Committee must satisfy the independence requirements contained in the applicable rules and regulations of the Securities and Exchange Commission (the "SEC") and The Nasdaq Stock Market, and must be free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a Committee member. The Board shall appoint one person to act as Chair of the Committee. The members of the Committee shall serve for a term of one year.

MEETINGS

The Committee shall meet at least two times per year and as many other times as it deems necessary to fulfill its duties and responsibilities set forth in this Charter. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The vote of a majority of the members present at any meeting at which a quorum is present shall be the act of the Committee.

AUTHORITY

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants or advisors to advise the Committee. The Company shall provide funding, as determined by the Committee, for payment of compensation to any consultants or advisors retained by the Committee. The Committee may form and delegate authority to subcommittees, comprised of one or more members of the Committee, as it deems necessary or appropriate.

RESPONSIBILITIES

The Committee shall have the following duties and responsibilities:

     1. Review and recommend to the Board periodically the Company's executive compensation program and strategy to assure that it (i) supports the Company's financial, operational and strategic objectives, (ii) attracts, motivates and retains key executive officers, (iii) links executive compensation with the Company's business objectives and performance to promote shareholder interest, and (iv) provides for appropriate and competitive rewards and incentives for the Company's executive officers and other higher level employees.

     2. Review and recommend to the Board the Company's overall compensation policy for all employees.

     3. Review and recommend to the Board corporate goals and objectives relevant to the compensation of the CEO, evaluate the CEO's performance and recommend the CEO's compensation level, including salary, bonus and grants of awards under the Company's stock incentive plans and any other executive compensation plans, based on this evaluation.

     4. Review and recommend to the Board corporate goals and objectives relevant to compensation of the Company's executive officers, other than the CEO, evaluate the executive officers' performance and review and approve their compensation level, including salary, bonus and grants of awards under the Company's stock incentive plans and any other executive compensation plans, based on this evaluation.

     5. Review and recommend to the Board employees to whom awards will be made under the Company's stock incentive plans, determine the number of shares to be optioned or awarded, and the time, manner of exercise and other terms of the awards.

     6. Administer the Company's stock incentive plans and any other executive compensation plans to the extent required by the terms of such plans.

     7. Annually produce the report on the Company's executive compensation required under the SEC's rules to be included in the Company's annual proxy statement.

     8. In consultation with management of the Company, oversee the Company's compliance with regulatory requirements relating to compensation of its officers and employees, including overseeing the Company's policies on structuring compensation programs to preserve tax deductibility and, as and when required, recommending performance goals and certifying the performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

     9. Review and recommend to the Board employment, severance, change-in-control, termination and retirement agreements and arrangements for all executive officers.

     10. Perform such other duties and responsibilities pertaining to the Company's compensation matters as may be assigned to the Committee by the Board and/or the Chairman of the Board.

     11. Oversee the Company's corporate governance and the organization and procedures of the Board, including the size and composition of the Board and the structure and makeup of its committees, and review and recommend to the Board the compensation of Board and committee members, including option or restricted stock awards and other cash or equity-based compensation.

MINUTES

The Committee shall keep minutes of its proceedings that shall be signed by the person whom the Chairperson designates to act as secretary of the meeting. The minutes of the meeting shall be approved by the Committee at its next meeting, shall be available for review by the entire Board, and shall be filed as permanent records with the Secretary of the Company.

PERFORMANCE EVALUATION

The Committee shall conduct an annual evaluation of its performance in fulfilling its duties and responsibilities. The adequacy of this Charter shall be reviewed by the Committee on an annual basis. The Committee will recommend to the Board any modifications to this Charter, which the Committee deems appropriate, for approval by the Board.

AMENDMENTS

This Charter may be amended from time to time with the approval of a majority of the Board.

Last Revised:     November 21, 2003


/X/  PLEASE MARK VOTES                                       REVOCABLE PROXY
     AS IN THIS EXAMPLE                                ARROW INTERNATIONAL, INC.

                                                                                                              WITH-
       SOLICITED BY THE BOARD OF DIRECTORS FOR THE                                                     FOR    HOLD   EXCEPT
   ANNUAL MEETING OF SHAREHOLDERS ON JANUARY 21, 2004.
                                                               1. Election of Directors, Nominees:     / /    / /     / /
   The undersigned hereby appoints John H. Broadbent, Jr.,        For terms expiring in 2008:
Marlin Miller, Jr. and Carl G. Anderson, Jr., and each or
any of them, his/her Proxies, each with full power to             T. JEROME  HOLLERAN
appoint his/her substitute, and hereby authorizes them to         R. JAMES  MACALEER
represent and to vote, as designated hereon, all shares of        ALAN M. SEBULSKY
common stock of ARROW INTERNATIONAL, INC. (the "Company")
held of record by the undersigned on November 28, 2003 at         INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY  INDIVIDUAL
the Annual Meeting of Shareholders to held on January 21,         NOMINEE,  MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME
2004, 4:00 p.m. at the Company's corporate headquarters at        IN THE SPACE PROVIDED BELOW.
2400 Bernville Road, Reading, Pennsylvania and any
adjournments thereof, and hereby further authorizes each of       --------------------------------------------------------------
them, in their discretion, to vote upon any other business                                             FOR  AGAINST ABSTAIN
that may properly come before the meeting.
                                                               2. Ratification of appointment of       / /    / /     / /
                                                                  PricewaterhouseCoopers L.L.P. as
                                                                  independent accountants.

                                                               PLEASE CHECK BOX IF YOU PLAN TO ATTEND     -------->  / /
                                                               THE MEETING.

                                                                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

                                                                  YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
                                                               APPROPRIATE BOXES ABOVE, BUT YOU NEED NOT MARK ANY BOX WITH
                                                               REGARD TO A PARTICULAR PROPOSAL IF YOU WISH TO VOTE FOR
                                                               SUCH PROPOSAL. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS
                                                               YOU SIGN AND RETURN THIS CARD.

                                                                  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
                                                               MANNER DIRECTED THEREIN. IF NO DIRECTION IS GIVEN WITH
                                                               RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED
                                                               FOR SUCH PROPOSAL.

                                                                  The signer hereby revokes all proxies heretofore given by
                                    -----------------------    the signer to vote at said meeting or any adjournments
Please be sure to sign and date     Date                       thereof.
  this Proxy in the box below.
-----------------------------------------------------------


--Stockholder sign above----------------Co-holder (if any)-
                                            sign above

--------------------------------------------------------------------------------------------------------------------------------

                              ^ DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. ^
                                                         ARROW INTERNATIONAL, INC.
                                    P.O. BOX 12888, 2400 BERNVILLE ROAD, READING, PENNSYLVANIA 19612

--------------------------------------------------------------------------------------------------------------------------------
  Please sign exactly as name appears hereon. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign its full corporate name by a duly authorized officer stating his/her title.
Trustees, guardians, executors and administrators should sign in their official capacity giving their full title as such. If a partnership, please sign in the partnership name by authorized persons.
                                                          PLEASE ACT PROMPTLY
                                                SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE
ENVELOPE PROVIDED.

--------------------------------------

--------------------------------------

--------------------------------------


/X/  PLEASE MARK VOTES                                       REVOCABLE PROXY
     AS IN THIS EXAMPLE                                ARROW INTERNATIONAL, INC.

                                                                                                              WITH-
       SOLICITED BY THE BOARD OF DIRECTORS FOR THE                                                     FOR    HOLD   EXCEPT
   ANNUAL MEETING OF SHAREHOLDERS ON JANUARY 21, 2004.
                                                               1. Election of Directors, Nominees:     / /    / /     / /
   The undersigned hereby appoints John H. Broadbent, Jr.,        For terms expiring in 2008:
Marlin Miller, Jr. and Carl G. Anderson, Jr., and each or
any of them, his/her Proxies, each with full power to             T. JEROME  HOLLERAN
appoint his/her substitute, and hereby authorizes them to    4    R. JAMES  MACALEER
represent and to vote, as designated hereon, all shares of        ALAN M. SEBULSKY
common stock of ARROW INTERNATIONAL, INC. (the "Company")    0
held of record by the undersigned on November 28, 2003 at         INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY  INDIVIDUAL
the Annual Meeting of Shareholders to held on January 21,    1    NOMINEE,  MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME
2004, 4:00 p.m. at the Company's corporate headquarters at        IN THE SPACE PROVIDED BELOW.
2400 Bernville Road, Reading, Pennsylvania and any           K
adjournments thereof, and hereby further authorizes each of       --------------------------------------------------------------
them, in their discretion, to vote upon any other business                                             FOR  AGAINST ABSTAIN
that may properly come before the meeting.
                                                               2. Ratification of appointment of       / /    / /     / /
                                                                  PricewaterhouseCoopers L.L.P. as
                                                                  independent accountants.

                                                               PLEASE CHECK BOX IF YOU PLAN TO ATTEND     -------->  / /
                                                               THE MEETING.

                                                                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

                                                                  YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
                                                               APPROPRIATE BOXES ABOVE, BUT YOU NEED NOT MARK ANY BOX WITH
                                                               REGARD TO A PARTICULAR PROPOSAL IF YOU WISH TO VOTE FOR
                                                               SUCH PROPOSAL. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS
                                                               YOU SIGN AND RETURN THIS CARD.

                                                                  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
                                                               MANNER DIRECTED THEREIN. IF NO DIRECTION IS GIVEN WITH
                                                               RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED
                                                               FOR SUCH PROPOSAL.

                                                                  The signer hereby revokes all proxies heretofore given by
                                    -----------------------    the signer to vote at said meeting or any adjournments
Please be sure to sign and date     Date                       thereof.
  this Proxy in the box below.
-----------------------------------------------------------


--Stockholder sign above----------------Co-holder (if any)-
                                            sign above

--------------------------------------------------------------------------------------------------------------------------------

                              ^ DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. ^
                                                         ARROW INTERNATIONAL, INC.
                                    P.O. BOX 12888, 2400 BERNVILLE ROAD, READING, PENNSYLVANIA 19612

--------------------------------------------------------------------------------------------------------------------------------
  Please sign exactly as name appears hereon. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign its full corporate name by a duly authorized officer stating his/her title.
Trustees, guardians, executors and administrators should sign in their official capacity giving their full title as such. If a partnership, please sign in the partnership name by authorized persons.
                                                          PLEASE ACT PROMPTLY
                                                SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE
ENVELOPE PROVIDED.

--------------------------------------

--------------------------------------

--------------------------------------